UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 1, 2023

RICEBRAN TECHNOLOGIES
(Exact Name of registrant as specified in its charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25420 Kuykendahl Rd., Suite B300 Tomball, TX		77375
(Address of principal executive offices)		(Zip Code)

(281) 675-2421
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	RIBT	OTC Markets (Pinks)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

The Purchase Agreement

On December 1, 2023, RiceBran Technologies (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Funicular Funds, LP, a Delaware limited partnership (“Funicular”), pursuant to which the Company sold and issued (i) a secured promissory note in the principal amount of $4,000,000, as more fully described under “The Funicular Note” below, (ii) 2,222,222 shares (the “Funicular Shares”) of the Company’s common stock, no par value (the “Common Stock”), at a purchase price equal to $0.18 per share and (iii) warrants (the “Funicular Warrants”) to purchase 5,010,206 shares of Common Stock (the “Funicular Warrant Shares”), for an aggregate purchase price of $4,000,000 (collectively, the “Private Placement”).

The Funicular Warrants will be exercisable at a price of $0.18 per share, subject to adjustments as provided under the terms of the Funicular Warrants. The Funicular Warrants are exercisable at any time on or after December 1, 2023 until the expiration thereof, provided that the Company has a sufficient number of shares of authorized Common Stock under the Company’s Restated and Amended Articles of Incorporation to permit such exercise. The Funicular Warrants have a term of five years from the date of issuance.

The Private Placement closed on December 1, 2023 (the “Closing Date”). The proceeds raised in the Private Placement were used to repay existing debt and for general corporate purposes.

The Registration Rights Agreement

In connection with the Private Placement, on December 1, 2023, the Company entered into a Registration Rights Agreement with Funicular (the “Registration Rights Agreement”), pursuant to which the Company agreed to submit to or file with the U.S. Securities and Exchange Commission within 180 days after the Closing Date  a registration statement registering the resale of the Funicular Shares and the Funicular Warrant Shares (the “Resale Registration Statement”), and the Company agreed to use its reasonable best efforts to have the Resale Registration Statement declared effective as promptly as reasonably possible after the filing thereof. In certain circumstances, Funicular can demand the Company’s assistance with underwritten offerings and block trades, and Funicular will be entitled to certain piggyback registration rights.

The Funicular Note

On December 1, 2023, the Company entered into a secured promissory note (the “Funicular Note”) in favor of Funicular and guaranteed by its subsidiaries Golden Ridge Rice Mills, Inc., a Delaware corporation (“Golden Ridge”), and MGI Grain Incorporated, a Delaware corporation (“MGI Grain”), evidencing the loan made to the Company by Funicular in the aggregate principal amount of $4 million, funded to the Company on December 1, 2023 net of a discount equal to 10% of the aggregate principal amount. The proceeds of the Funicular Note may be used to pay amounts owed to Republic (as defined below) under a secured promissory note and terminate such promissory note and the related mortgage in favor of Republic and for general working capital needs and other general corporate purposes. The Funicular Note has a stated maturity date of December 1, 2028. Interest accrues at a rate per annum equal to 13.50%. On each interest payment date, the accrued and unpaid interest shall, at the election of the Company in its sole discretion, be either paid in cash or paid in-kind. In addition, the Funicular Note requires payment of a $50,000 fee on account of costs and expenses of Funicular, which fee will be paid either in cash or in-kind, at the Company’s election, within thirty days. The obligations under the Funicular Note are guaranteed by Golden Ridge and MGI Grain, and are secured by a security interest in the assets (other than certain excluded assets, the “Collateral”) of the Company, Golden Ridge and MGI Grain, subject to the intercreditor agreement described below. The Funicular Note contains negative and restrictive covenants which limit the ability of the Company, Golden Ridge and MGI to, among other things, transfer or otherwise dispose of the Collateral, incur indebtedness and create, incur, assume or allow liens on the Collateral or any real property owned by the Company, Golden Ridge or MGI Grain.

Amendment to Agreement for Purchase and Sale

On December 1, 2023, the Company, Golden Ridge and MGI Grain, as sellers, and Continental Republic Capital, LLC d/b/a Republic Business Credit, a Louisiana limited liability company (“Republic”), as purchaser, entered into a Fifth Amendment, Consent and Waiver to the Agreement for Purchase and Sale (the “Fifth Amendment”) to, among other things, (i) modify the provisions granting a security interest in the accounts receivable and other assets of the Company, Golden Ridge and MGI Grain to Republic in light of the Funicular Note and the corresponding intercreditor arrangement between Republic and Funicular, (ii) modify certain covenants, (iii) waive certain existing defaults and (iv) provide for Republic’s consent to the entry into the Funicular Note by the Company, Golden Ridge and MGI Grain and the transactions contemplated thereby. In connection with the Funicular Note and the Fifth Amendment, Republic and Funicular entered into an intercreditor agreement on December 1, 2023, which intercreditor agreement provides for, among other things, Republic’s priority security interests in accounts receivables and related assets of the Company, Golden Ridge, and MGI Grain, and Funicular’s corresponding priority security interest in the Collateral other than such accounts receivables and related assets.

The Exchange Agreements

On December 1, 2023, the Company consummated a transaction pursuant to an exchange agreement (the “Cove Lane Exchange Agreement”) with Cove Lane Master Fund LLC (“Cove Lane”) to exchange the existing Series A Warrant held by Cove Lane or its designees for 150,000 shares of Common Stock to be issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), upon the terms and conditions set forth in the Cove Lane Exchange Agreement.

On December 1, 2023, the Company consummated a transaction pursuant to an exchange agreement (the “Sabby Exchange Agreement”) with Sabby Volatility Warrant Master Fund, Ltd. (“Sabby”) to exchange the existing Common Stock Purchase Warrant held by Sabby or its designees for (i) 323,810 shares of Common Stock and (ii) warrants to purchase up to 1,200,000 shares of Common Stock (the “Sabby Warrants”) each to be issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act upon the terms and conditions set forth in the Sabby Exchange Agreement.

The Sabby Warrants will be exercisable at a price of $0.2016 per share, subject to adjustments as provided under the terms of the Sabby Warrants. The Sabby Warrants are exercisable at any time on or after December 1, 2023 until the expiration thereof. The Sabby Warrants have a term of three years from the date of issuance.

On December 1, 2023, the Company consummated a transaction pursuant to an exchange agreement (the “Hudson Bay Exchange Agreement” and, collectively with the Cove Lane Exchange Agreement and the Sabby Exchange Agreement, the “Exchange Agreements”) with Hudson Bay Master Fund Ltd. (“Hudson Bay”) to exchange the existing Common Stock Purchase Warrant held by Hudson Bay or its designees for 155,000 shares of Common Stock to be issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act upon the terms and conditions set forth in the Hudson Bay Exchange Agreement.

The foregoing description of the Funicular Warrants, the Sabby Warrants, the Purchase Agreement, the Registration Rights Agreement, the Exchange Agreements, the Funicular Note and the Fifth Amendment are qualified in their entirety by reference to the full text of the form of the Funicular Warrant, the form of the Sabby Warrant, the Purchase Agreement, the Registration Rights Agreement, the Exchange Agreements, the Funicular Note and the Fifth Amendment, which are attached as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 respectively, to this Current Report on Form 8-K, and which are incorporated herein in their entirety by reference.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above under Item 1.01 with respect to the Funicular Note is hereby incorporated by reference in response to this Item 2.03 of Form 8-K.

Item 3.02         Unregistered Sales of Equity Securities.

The information contained above under Item 1.01 is hereby incorporated by reference in response to this Item 3.02 of Form 8-K. The issuance of the Funicular Shares and the Funicular Warrants in the Private Placement have not been registered under the Securities Act, and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act. The exchanges provided for under the Exchange Agreements are intended to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof.

Item 7.01         Regulation of FD Disclosure.

On December 4, 2023, the Company issued a press release regarding, among other things, the Private Placement, the Funicular Note and the Fifth Amendment. A copy of the press release is attached as Exhibit 99.1 hereto. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act except as expressly set forth by specific reference in such a filing.

Item 9.01          Financial Statements and Exhibits.

(d)         Exhibits

Exhibit Number	Description
4.1	Form of Funicular Warrant.
4.2	Form of Sabby Warrant.
10.1	Securities Purchase Agreement, dated as of December 1, 2023, by and between RiceBran Technologies and Funicular Funds, LP.
10.2	Registration Rights Agreement, dated as of December 1, 2023, by and between RiceBran Technologies and Funicular Funds, LP.
10.3	Exchange Agreement, dated as of December 1, by and between RiceBran Technologies and Cove Lane Master Fund LLC.
10.4	Exchange Agreement, dated as of December 1, by and between RiceBran Technologies and Sabby Volatility Warrant Master Fund, Ltd.
10.5	Exchange Agreement, dated as of December 1, by and between RiceBran Technologies and Hudson Bay Master Fund Ltd.
10.6
Secured Promissory Note, dated as of December 1, 2023, by and among RiceBran Technologies, Funicular Funds, LP, as holder, Golden Ridge Rice Mills, Inc., as guarantor, and MGI Grain Incorporated, as guarantor.

10.7
Fifth Amendment, Consent and Waiver to the Agreement for Purchase and Sale, dated as of December 1, 2023, by and among RiceBran Technologies, Golden Ridge Rice Mills, Inc. and MGI Grain Incorporated, as sellers, and Continental Republic Capital, LLC d/b/a Republic Business Credit, as purchaser.

99.1	Press Release, dated December 4, 2023, of RiceBran Technologies.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: December 6, 2023	By:	/s/ William J. Keneally
	Name:	William J. Keneally
	Title:	Interim Chief Financial Officer and Secretary